                                                               Exhibit No. 99.1


Heller Equipment Asset Receivables Trust 1999-2
-------------------------------------------------------------------------------
Heller Financial, Inc.
Annual Summary Statement - Collections and Distribution

     January 31, 2001

Available Amounts
-----------------

   Scheduled Payments plus Payaheads, net of Excluded Amounts     117,068,626.25
   Prepayment Amounts                                              15,715,689.13
   Recoveries                                                       2,083,416.37
   Investment Earnings on Collection Account and Reserve Fund         298,534.51
   Late Charges                                                       140,193.44
   Servicer Advances                                                7,696,297.51

   Total Available Amounts                                        143,002,757.21
   -----------------------                                        --------------

Payments on Distribution Date
-----------------------------

   Trustee Fees (only applicable pursuant to an Event of Default)           0.00

   Unreimbursed Servicer Advances to the Servicer                           0.00

   Servicing Fee, if Heller Financial, Inc. is not the Servicer             0.00

   Interest due to Class A-1 Notes                                  2,040,854.50

   Interest due to Class A-2 Notes                                  4,777,446.13

   Interest due to Class A-3 Notes                                  7,013,324.04

   Interest due to Class A-4 Notes                                  4,567,137.00

   Interest due to Class B Notes                                      259,426.46

   Interest due to Class C Notes                                      265,156.10

   Interest due to Class D Notes                                      447,819.20

   Interest due to Class E Notes                                      288,205.44

   Class A-1 Principal Payment Amount                              81,799,111.30

   Class A-2 Principal Payment Amount                              32,957,022.15

   Class A-3 Principal Payment Amount                                       0.00

   Class A-4 Principal Payment Amount                                       0.00

   Class B Principal Payment Amount                                 1,526,012.56

   Class C Principal Payment Amount                                 1,526,012.56

   Class D Principal Payment Amount                                 2,441,620.02

   Class E Principal Payment Amount                                 1,220,809.84

   Additional Principal to Class A-1 Notes                                  0.00

   Additional Principal to Class A-2 Notes                                  0.00

   Additional Principal to Class A-3 Notes                                  0.00

   Additional Principal to Class A-4 Notes                                  0.00

   Additional Principal to Class B Notes                                    0.00

   Additional Principal to Class C Notes                                    0.00

   Additional Principal to Class D Notes                                    0.00

   Additional Principal to Class E Notes                                    0.00

   Servicing Fee, if Heller Financial, Inc. is the Servicer         1,186,802.58
   Deposit to the Reserve Fund                                        685,997.34
   Excess to Certificateholder                                              0.00

   Total distributions to Noteholders and Certificateholders      143,002,757.21
   ---------------------------------------------------------      --------------

Heller Equipment Asset Receivables Trust 1999-2
-------------------------------------------------------------------------------
Heller Financial, Inc.
Annual Summary Statement - Schedules


Class A-1 Principal Schedule
----------------------------

     Class A-1 Maturity Date                                     January 6, 2001
(i)  Opening Class A-1 principal balance                           81,799,111.30
     Class A-1 Principal Payment Amount due (lesser of (i) or
       (iv))                                                       81,799,111.30
     Class A-1 Principal Payment Amount distribution               81,799,111.30

     Class A-1 Principal Balance after January 16, 2001
       Distribution                                                         0.00




Class A-2 Principal Schedule
----------------------------

     Opening Class A-2 principal balance                           77,498,323.00
     Class A-2 Principal Payment Amount distribution               32,957,022.15

     Class A-2 principal balance after January 16, 2001
       Distribution                                                44,541,300.85


Class A-3 Principal Schedule
----------------------------

     Opening Class A-3 principal balance                          105,463,520.00
     Class A-3 Principal Payment Amount distribution                        0.00

     Class A-3 principal balance after January 16, 2001
       Distribution                                               105,463,520.00


Class A-4 Principal Schedule
----------------------------

     Opening Class A-4 principal balance                           67,262,695.00
     Class A-4 Principal Payment Amount distribution                        0.00

     Class A-4 principal balance after January 16, 2001
       Distribution                                                67,262,695.00


Class B Principal Schedule
--------------------------

     Opening Class B principal balance                              4,415,208.51
     Class B Principal Payment Amount distribution                  1,526,012.56

     Class B principal balance after January 16, 2001
       Distribution                                                 2,889,195.95


Class C Principal Schedule
--------------------------

     Opening Class C principal balance                              4,415,208.51
     Class C Principal Payment Amount distribution                  1,526,012.56

     Class C principal balance after January 16, 2001
       Distribution                                                 2,889,195.95

Class D Principal Schedule
--------------------------

     Opening Class D principal balance                              7,064,333.42
     Class D Principal Payment Amount distribution                  2,441,620.02

     Class D principal balance after January 16, 2001
       Distribution                                                 4,622,713.40


Class E Principal Schedule
--------------------------

     Opening Class E principal balance                              3,532,166.22
     Class E Principal Payment Amount distribution                  1,220,809.84

     Class E principal balance after January 16, 2001
       Distribution                                                 2,311,356.38

Servicing Fee Schedule, if Heller Financial, Inc. is the Servicer
-----------------------------------------------------------------
    Total Servicing Fee due and accrued ( (iii) + (iv) )           1,186,802.58
    Servicing Fee carried forward                                          0.00

    Servicing Fee distributed                                      1,186,802.58


Reserve Fund Schedule
---------------------

    ADCB as of the Collection Period ending January 01, 2001     231,135,655.16
    Required Reserve Amount (ending ADCB * 0.70%)                  1,668,968.35
    Initial Reserve Fund balance                                     484,401.41
    Deposit to Reserve Fund - excess funds                           685,997.34
    Interim Reserve Fund Balance                                   1,170,398.75
    Current period draw on Reserve Fund for
     Reserve Interest Payments                                             0.00
    Current period draw on Reserve Fund for
     Reserve Principal Payments                                            0.00
    Excess to Certificateholder                                            0.00
    Ending Reserve Fund balance                                    1,170,398.75

    Reserve Fund balance as a percentage of ADCB
     as of the Collection Period ending January 01, 2001                   0.51%

Heller Equipment Asset Receivables Trust 1999-2
--------------------------------------------------------------------------------
Heller Financial, Inc.
Annual Summary Statement - Note Factors


    Class A-1
    ---------
    Class A-1 principal balance                                        -
    Initial Class A-1 principal balance                    93,400,101.00

    Note factor                                              0.000000000


    Class A-2
    ---------
    Class A-2 principal balance                            44,541,300.85
    Initial Class A-2 principal balance                    77,498,323.00

    Note factor                                              0.574738899


    Class A-3
    ---------
    Class A-3 principal balance                           105,463,520.00
    Initial Class A-3 principal balance                   105,463,520.00

    Note factor                                              1.000000000


    Class A-4
    ---------
    Class A-4 principal balance                            67,262,695.00
    Initial Class A-4 principal balance                    67,262,695.00

    Note factor                                              1.000000000


    Class B
    -------
    Class B principal balance                               2,889,195.95
    Initial Class B principal balance                       4,569,477.00

    Note factor                                              0.632281539


    Class C
    -------
    Class C principal balance                               2,889,195.95
    Initial Class C principal balance                       4,569,477.00

    Note factor                                              0.632281539


    Class D
    -------
    Class D principal balance                               4,622,713.40
    Initial Class D principal balance                       7,311,163.00

    Note factor                                              0.632281540


    Class E
    -------
    Class E principal balance                               2,311,356.38
    Initial Class E principal balance                       3,655,581.00

    Note factor                                              0.632281539

Heller Equipment Asset Receivables Trust 1999-2
--------------------------------------------------------------------------------
Heller Financial, Inc.
Annual Summary Statement - Additional Schedules and Limitations


Cumulative Loss Amount Schedule
-------------------------------

    Cumulative Loss Amount at year end                                       -


Class B Floor Calculation
-------------------------

    Class B Floor percentage                                              1.86%
    Initial ADCB                                                365,558,126.61
    Cumulative Loss Amount for current period                                -
    Sum of Outstanding Principal Amount of Class
     C Notes, Class D Notes and Overcollateralization Balance    11,382,052.33
    Class B Floor                                                (4,582,671.18)


Class C Floor Calculation
-------------------------

    Class C Floor percentage                                              1.47%
    Initial ADCB                                                365,558,126.61
    Cumulative Loss Amount for current period                                -
    Sum of Outstanding Principal Amount of Class D Notes and
     Overcollateralization Balance                                8,386,775.05
    Class C Floor                                                (3,003,931.64)


Class D Floor Calculation
-------------------------

    Class D Floor percentage                                              1.09%
    Initial ADCB                                                365,558,126.61
    Cumulative Loss Amount for current period                                -
    Overcollateralization Balance                                 3,594,331.54
    Class D Floor                                                   371,974.13


    Class E Floor percentage                                              0.47%
    Initial ADCB                                                365,558,126.61
    Cumulative Loss Amount for current period                                -
    Overcollateralization Balance                                 1,198,110.11
    Class E Floor                                                   501,735.18


Heller Financial, Inc. is the Servicer (Yes/No)                            Yes

An Event of Default has occurred  (Yes/No)                                  No



10% Substitution Limit Calculation
----------------------------------

    ADCB as of the Cut-off Date:                                365,558,126.61

    Cumulative DCB of Substitute Contracts
     replacing materially modified contracts                              0.00
    Percentage of Substitute Contracts replacing
     materially modified contracts                                        0.00

    Percentage of Substitute Contracts replacing
      modified contracts exceeds 10% (Yes/No)                               No


5% Skipped Payment Limit Calculation
------------------------------------

    The percent of contracts with Skipped Payment modifications           0.00%
    The DCB of Skipped Payment modifications exceeds
     5% of the initial ADCB (Yes/No)                                        No
    Any Skipped Payments have been deferred later than January 1, 2006     N/A

Heller Equipment Asset Receivables Trust 1999-2
--------------------------------------------------------------------------------
Heller Financial, Inc.
Annual Summary Statement - Pool Data


Pool Data
---------

ADCB as of the first day of the Collection Period                353,216,648.19
ADCB as of the last day of the Collection Period                 231,135,655.16

DCB of Contracts Defaulted during the Year                         3,007,650.94
Number of Contracts that became Defaulted Contracts
  during the year                                                         13.00

DCB of Contracts Prepaid during the year                          15,285,368.04
Number of Prepaid Contracts during the year                               43.00

DCB of Contracts of that were added as
 Substitute Contracts during the year                              2,270,782.50
Number of Substitute Contracts during the year                             2.00

DCB of Contracts that became Warranty Contracts
 during the year                                                   2,869,395.75
Number of Warranty Contracts during the year                               5.00

Recoveries collected relating to Defaulted
  Contracts during the year                                        2,083,436.37

Cumulative Servicer Advances paid by the Servicer                130,107,769.59
Cumulative reimbursed Servicer Advances                          122,411,472.10


Delinquencies and Losses               Dollars             Percent
------------------------               -------             -------

      Current                      214,489,992.90            92.80%
      31-60 days past due            5,173,016.70             2.24%
      61-90 days past due            5,333,665.70             2.31%
      Over 90 days past due          6,138,979.86             2.66%
                                  ---------------          -------
      Total                        231,135,655.16           100.00%

      31+ days past due             16,645,662.26             7.20%


(i)   Cumulative ADCB of Defaulted Contracts
      (cumulative gross losses to date)                            3,045,434.23
(ii)  Cumulative Recoveries realized on Defaulted Contracts        2,083,416.37
      Cumulative net losses to date  ( (i) - (ii) )                  962,017.86
      Cumulative net losses as a percentage of the initial ADCB            0.26%